Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BIMI INTERNATIONAL MEDICAL INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A.D. 2021, AT 10:25 O`CLOCK A.M.


SECRETARY'S OFFICE
1793
DELAWARE
1895

Jeffrey W. Bullock, Secretary of State

3308701 8100
SR# 20213854249

Authentication: 204746563
Date: 11-19-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:25 AM 11/15/2021
FILED 10:25 AM 11/15/2021
SR 20213792959 - File Number 3308701

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

BIMI INTERNATIONAL MEDICAL INC.

BIMI INTERNATIONAL MEDICAL INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is BIMI International Medical Inc. The Certificate of Incorporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on October 31, 2000 under the name Galli Process, Inc.

2. The stockholders of the Corporation, at a special meeting duly convened and held on November 5, 2021, adopted resolutions proposing and declaring it advisable and in the best interests of the Corporation that ARTICLE FOURTH of the Certificate of Incorporation be amended and restated in its entirety as follows:

"FOURTH. The total number of shares of stock that the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of common stock with a par value of $0.001per share.

3. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Tiewei Song, its President and Chief Executive Officer, on this 15th day of November, 2021.

BIMI INTERNATIONAL MEDICAL INC.

/s/ Tiewei Song
By: Tiewei Song
Its: President and Chief Executive Officer